POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Brian J. McGrady, Thomas Lynch and Joshua B. Deringer, or any of them signing singly, with full power of substitution and re-substitution, acting individually, as the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an "Attorney-in-Fact"), with full power and authority as hereinafter described on behalf of and in the undersigned's name, place and stead, in any and all capacities to:

1. take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules, and other documents with the U.S. Securities and Exchange Commission ("SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) preparing, executing, and submitting to the SEC a Form ID, amendments thereto, and such other documents and other information as may be necessary or appropriate to obtain all necessary credentials
(including codes or passwords) enabling filings and submissions on behalf of the undersigned via the EDGAR system, (b) acting as an account administrator for the undersigned's EDGAR account, (c) delegating to Apogem Evergreen Fund (the "Company") and other appropriate entities authority from the undersigned's EDGAR account, and (d) taking any other actions contemplated by Rule 10 of Regulation S-T;

2. prepare, execute and submit to the SEC, the Company, and any national securities exchange on which the Company's securities are listed, for and on behalf of the undersigned and in the undersigned's capacity as an officer and/or director of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

3. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information;

4. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Form 144, and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

5. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 30(h) of the 1940 Act and Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding the foregoing, if any such Attorney-in-Fact hereafter ceases to be at least one of the following: (1) a trustee of the Company,
(2) an officer of the Company, (3) a partner or employee of Faegre Drinker Biddle & Reath LLP, or (4) an employee of
New York Life Investment Management LLC, then this Power of Attorney will be automatically revoked solely as to such individual, immediately upon such cessation, without any further action by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of October, 2026.


/s/Jack R. Benintende
Jack R. Benintende